SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2007

On2 Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

1-15117
(Commission File Number)

84-1280679
(IRS Employer Identification No.)

21 Corporate Drive, Suite 103, Clifton Park, NY 12065
(518) 248-0099
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

See Item 2.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 1, 2007, On2 Technologies, Inc. (“On2” or the “Company”) completed its previously announced acquisition of all of the share capital of Hantro Products Oy (“Hantro”), a Finnish corporation.

Under the exchange agreement pursuant to which the acquisition was completed, Hantro’s securityholders each exchanged all of the outstanding capital shares, and all outstanding options to purchase capital shares, that together constituted all of the equity ownership of Hantro. Accordingly, On2 acquired all of the issued and outstanding shares of capital stock of Hantro and all outstanding stock options of Hantro. In exchange, On2 paid at closing total consideration of $6,841,775 in cash and 25,438,817 shares of On2’s common stock. The number of shares issued was determined on the basis of the volume weighted average price of On2’s common stock during the 10 business days prior to the closing, with an upper limit of $2.50 per share and a lower limit of $1.50 per share. Because the closing share price as calculated pursuant to the foregoing formula was less than $1.50, On2 issued a set number of 25,438,817 shares, as specified in the share exchange agreement. The 25,438,817 shares so issued represent approximately 22% of On2’s outstanding common stock as of November 1, 2007.

The number of shares issued at closing is subject to an adjustment based on the difference between Hantro’s actual closing net worth and a baseline of (€3,450,000). If the actual closing net worth is more than the baseline, On2 will pay the net worth surplus to the Hantro securityholders by issuing On2’s shares of common stock in such number equal to the net worth surplus divided by the deemed closing share price of $1.50. If the actual closing net worth is less than the baseline, the Hantro securityholders will pay the net worth deficiency by cash or by returning On2’s common stock to On2 in such number equal to the net worth deficiency divided by the deemed closing share price of $1.50.

In addition, under the share exchange agreement, On2 is obligated to issue additional shares of its common stock to the Hantro securityholders if Hantro’s net revenue for the fiscal year 2007 exceeds €6,000,000. For example, if Hantro’s net revenue for fiscal 2007 is €6,000,000, no additional shares will be issued. If the net revenue for fiscal 2007 is €7,000,000, On2 will issue an additional 3,333,333 common shares. If the net revenue for fiscal 2007 is €8,000,000, On2 will issue an additional 7,500,000 common shares. The maximum additional shares which may be issued will be 12,500,000 shares if Hantro’s net revenue for 2007 exceeds €9,000,000. Hantro’s net revenue for the fiscal year 2007 will be calculated based on the net revenue of Hantro and its subsidiary as if Hantro had continued post-closing on a stand-alone basis independent of On2. Further, all license, maintenance and support, and services revenue recognizable in fiscal year 2007 and associated with (a) all Hantro products based on Hantro’s RTL code, and all other H.264, VC1 and similar software licenses and royalty payments and (b) all Hantro products with which any of On2’s products are integrated (e.g., if VP6 is integrated with a Hantro product and the Hantro product is sold, the entire revenue amount of such sale) will be included in Hantro’s net revenue. For the six-months ended June 30, 2007, Hantro’s net sales were €3,550,000. Hantro’s net sales for 2006 were €7,144,000.

Of the shares to be delivered to the Hantro securityholders at the closing under the share exchange agreement, 2,000,000 shares were delivered into escrow for a period of one year from the closing date to secure the indemnification obligations of the Hantro securityholders. These escrowed shares may be canceled if On2 makes a claim for indemnification in accordance with the applicable terms of the share exchange agreement and the claim is resolved in On2’s favor and monetary settlement is not made. At the end of the one-year period, the shares will be released from escrow and delivered to the Hantro securityholders except for such portion having a value equal to the aggregate dollar amount of all the outstanding claims for indemnification unresolved at such time. Any dividends paid on the escrowed shares during the pendency of the escrow will be added to the property that the escrow agent holds and will be available for distribution under the escrow agreement. The terms of the escrow are provided under an escrow agreement among On2, the authorized representative of the Hantro securityholders and Deutsche Bank, as escrow agent, entered into on November 1, 2007.

On2 filed the form of escrow agreement with its revised definitive proxy statement dated August 30, 2007.

The number of shares issued in the share exchange, including the escrowed shares, will be reduced proportionately by the one-for-five reverse stock split that On2’s stockholders authorized its board of directors to implement in their discretion at On2’s 2007 annual meeting of stockholders held October 10, 2007, if such reverse split is effected.

There were no material relationships between On2 and Hantro or their respective affiliates outside of the share exchange transaction itself. Mr. Pekka Salanoja, who was previously designated by Nexit Ventures Oy, authorized representative of the Hantro securityholders and elected as a director by On2’s stockholders at On2’s annual meeting, became a director of On2 when the Hantro acquisition was completed.

On2 acquired the outstanding Hantro securities from the former Hantro securityholders, including the following and certain other smaller investors:

Hantro Securityholder
Eero Kaikkonen
Harri Hyväri
Tomas Myntti
Timo Honkanen
Mika Hakala
Vähäkuopus Riitta
Seppo Kaikkonen
Nexit Infocom 2000 ltd
Datacasa Oy
Atine Group Oyj
2M
Nexit
Finnventure Fund V Ky
Finnventure Fund V ET Ky

On2 previously filed the form of share exchange agreement with its Current Report dated May 22, 2007.

A copy of On2’s press release regarding the completion of its acquisition of Hantro is attached as Exhibit 99.1 to this Current Report.

Also, in connection with the Hantro share exchange, on November 1, 2007, On2 and Hantro entered into an employment agreement with Eero Kaikkonen, chief executive officer of Hantro. Pursuant the employment agreement, Mr. Kaikkonen will continue to serve as Hantro’s chief executive officer, will receive a signing bonus of EUR 20,000 and a base salary of EUR 10,000 per month.

On2 filed the form of employment agreement with its revised definitive proxy statement dated August 30, 2007.

Item 9.01. Financial Reports and Exhibits.

(a) Financial statements of business acquired.

On2 previously filed audited financial information regarding Hantro with its Amended Current Report dated August 23, 2007.

(b) Pro forma financial information.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED FINANCIAL STATEMENTS

Summary of Selected Unaudited Pro Forma Consolidated Condensed Combined Financial Data

The Unaudited Pro Forma Consolidated Condensed Combined Financial Statements and explanatory notes of the combined business set forth below give effect to the Share Exchange Agreement with the shareholders of Hantro Products Oy (“Hantro”). The share exchange will be accounted for as a purchase business combination as defined in Statement of Financial Accounting Standards No. 141 Business Combinations (“SFAS No. 141”). For accounting purposes, On2 will be the acquiring enterprise in the transaction, since, at the time of consummation, current On2 stockholders will own a majority of the outstanding common stock of On2 after the share exchange, On2’s board of directors will control a plurality of the board of directors, and the On2 Chief Executive Officer will continue in that capacity for On2.

The Unaudited Pro Forma Consolidated Condensed Combined Statements of Operations for the six months ended June 30, 2007 and the year ended December 31, 2006 are based on the historical financial statements of On2 and Hantro, after giving effect to the acquisition of Hantro as if the share exchange had taken place on January 1, 2007 and January 1, 2006, the first day of the respective periods. The Unaudited Pro Forma Consolidated Condensed Combined Balance Sheet is presented to give effect to the share exchange as if it occurred on June 30, 2007, and combines the balance sheet for On2 as of June 30, 2007 with the balance sheet of Hantro as of June 30, 2007 and reflects the allocation of the purchase price to the Hantro assets acquired and liabilities assumed. The consideration payable to the Hantro stockholders is subject to certain post closing adjustments. The net effect of the post closing adjustments may be to increase or decrease the number of shares of common stock ultimately issued to the Hantro stockholders; because the impact of these provisions currently cannot be determined, they have not been included in these Unaudited Pro Forma Consolidated Condensed Combined Financial Statements.

The Unaudited Pro Forma Consolidated Condensed Combined Financial Statements are based on estimates and assumptions that are preliminary and do not purport to represent what On2’s results of operations or financial position actually would have been if the share exchange had been consummated on the date or for the periods indicated or what such results will be for any future date or any future period. In addition, the financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the share exchange. Therefore, the actual amounts recorded as of the completion of the transaction and thereafter may differ materially from the information presented herein.

The Unaudited Pro Forma Consolidated Condensed Combined Financial Statements should be read in conjunction with the historical financial statements of On2 included in On2’s Form 10-K for the year ended December 31, 2006, its quarterly report on Form 10-Q for the six months ended June 30, 2007 and the historical financial statements of Hantro (after conversion to US GAAP and translated to US Dollars) for the year ended December 31, 2006 and the six months ended June 30, 2007.

On2 Technologies, Inc.
Unaudited Pro Forma Consolidated Condensed Combined Balance Sheet
at June 30, 2007
(in thousands)

	Historical	Historical		Pro Forma	Pro Forma
	On2	Hantro *		Adjustments	Combined

Assets
Current assets:
Cash and cash equivalents	$10,369	$96	a	$(1,883)
			b	(6,842)
			c	12,220	$13,960
Marketable securities, at market	96				96
Accounts receivable	2,277	3,629			5,906
Prepaid expenses and other current assets	266	385			651
Total Current Assets	13,008	4,110		3,495	20,613

Acquired software, net	367	-			367
Other acquired intangibles, net	85	-	d	25,500	25,585
Goodwill	244	-	d	25,872	26,116
Property and equipment, net	261	244			505
Deferred acquisition costs	1,100		e	(1,100)	-
Other assets	131	-			131

Total assets	15,196	4,354		53,767	73,317

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	1,240	1,020			2,260
Accrued expenses	-	1,535			1,535
Deferred revenue	648	523			1,171
Notes payable, current	143	2,474			2,617
Capital lease obligation	21				21
Other current liabilities	-	648			648
Total current liabilities	2,052	6,200			8,252

Capital lease obligation, excluding current portion	23	-			23
Notes payable, non-current	-	3,128			3,128
Deferred tax liability	-		f	9,563	9,563
Other non-current liabilities	-	45			45

Total liabilities	2,075	9,373		9,563	21,011

Commitments and contingencies
Series D convertible redeemable preferred stock	677	-			677

Stockholders' equity:
Preferred stock					-
Common stock	1,161	257	g	(257)
			c	130
			d	254	1,545
Additional paid-in capital	139,452	31,288	c	12,090
			g	(31,288)
			d	26,711	178,253
Accumulated other comprehensive loss	(51)				(51)
Accumulated deficit	(128,118)	(36,564)	h	36,564	(128,118)
Total Stockholder’s equity	12,444	(5,019)		44,204	51,629

Total Liabilities and stockholders’ equity	$15,196	$4,354		$53,767	$73,317

* As adjusted to comply with US GAAP

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed combined financial statements.

On2 Technologies, Inc.
Unaudited Pro Forma Consolidated Condensed Combined Statement of Operations
For the Six Months ended June 30, 2007
(amounts in thousands, except per share data)

	Historical	Historical		Pro Forma	Pro Forma
	On2	Hantro		Adjustments	Combined

Revenue	$5,369	$4,720			$10,089

Operating Expenses:
Cost of revenue	812	1,089			1,901
Research and development	1,075	3,450			4,525
Sales and marketing	1,264	968			2,232
General and administrative	2,167	545	i	$2,133	4,845
Total operating expenses	5,318	6,052		2,133	13,503

Income (loss) from operations	51	(1,332)		(2,133)	(3,414)

Interest and other expense, net	(3,585)	(376)			(3,961)

Loss before provision for income taxes	(3,534)	(1,708)		(2,133)	(7,375)

Provision for income taxes:
Current tax provision	7	53		-	60
Deferred tax benefit	-	-	j	(800)	(800)
	7	53		(800)	(740)

Net loss	(3,541)	(1,762)		(1,333)	(6,636)

Convertible preferred stock 8% dividend	71	-		-	71

Net loss attributable to common stockholders	$(3,612)	$(1,762)		$(1,333)	$(6,707)

Net loss per common share, Basic and diluted	$(0.03)		k	$(0.03)	$(0.05)
Weighted average basic and diluted common shares outstanding	107,698		k	38,439	146,137

* As adjusted to comply with US GAAP

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed combined financial statements.

On2 Technologies, Inc.
Unaudited Pro Forma Consolidated Condensed Combined Statement of Operations
For the Year Ended December 31, 2006
(in thousands, except per share data)

	Historical	Historical		Pro Forma	Pro Forma
	On2	Hantro *		Adjustments	Combined

Revenue	$6,572	$8,974			$15,546

Operating expenses
Cost of revenue	2,328	1,950			4,278
Research and development	1,070	6,423			7,493
Sales and marketing	1,196	2,459			3,655
General and administrative	5,568	1,004	i	$4,267	10,839
Total operating expenses	10,162	11,836		4,267	26,265

Income (loss) from operations	(3,590)	(2,862)		(4,267)	(10,719)

Interest and other expense, net	(1,226)	(181)			(1,407)

Loss before provision for income taxes	(4,816)	(3,043)		(4,267)	(12,126)

Provision for income taxes	30	23			53
Current tax provision (benefit)			j	(1,600)	(1,600)
Deferred tax provision (benefit)	30	23		(1,600)	(1,547)

Net loss	(4,846)	(3,066)		(2,667)	(10,579)

Convertible preferred stock deemed dividend	68	-		-	68
Convertible preferred stock 8% dividend	285	-		-	285

Net loss attributable to common stockholders	$(5,199)	$(3,066)		$(2,667)	$(10,932)

Net loss per common share, basic and diluted	$(0.05)		k	$(0.07)	$(0.08)
Weighted average basic and diluted common shares outstanding	96,642		k	38,439	135,081

* As adjusted to comply with US GAAP

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed combined financial statements.

Note 1 Basis of Presentation

The Unaudited Pro Forma Consolidated Condensed Combined Statement of Operations for the nine months ended June 30, 2007 and for the year ended December 31, 2006 give effect to the combination between On2 and Hantro as if such events had occurred on January 1, 2007 and January 1, 2006, the first day of the respective periods. The Unaudited Pro Forma Consolidated Condensed Combined Balance Sheet as of June 30, 2007 gives effect to the combination of On2 and Hantro as if it had occurred on June 30, 2007. For the purpose of presenting pro forma financial statements, On2 used its latest filed financial statements, for the six months ended June 30, 2007 and for the fiscal year ended December 31, 2006, from its most recently-filed Form 10-Q and Form 10-K, as amended, respectively.

These Unaudited Pro Forma Consolidated Condensed Combined Financial Statements have been prepared based on historical financial information of On2 and Hantro, giving effect to the share exchange and other related adjustments described in these footnotes. Hantro prepares its consolidated financial statements in accordance with Finnish Accounting Standards, which differs in several material respects from U.S. Generally Accepted Accounting Principles. For the purposes of preparing the Unaudited Pro Forma Consolidated Condensed Combined Financial Statements, Hantro's financial information has been restated to conform with U.S. Generally Accepted Accounting Principles. (“U.S. GAAP”). Certain footnote disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by SEC rules and regulations. These Unaudited Pro Forma Consolidated Condensed Combined Financial Statements are not necessarily indicative of the results of operations that would have been achieved had the share exchange actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results. The Unaudited Pro Forma Consolidated Condensed Combined Financial Statements should be read in conjunction with the respective historical financial statements of On2 and Hantro.

Foreign Currency Translation

The historical financial statements of On2 are presented in U.S. dollars. The historical unaudited consolidated financial statements of Hantro included in the Pro Forma Consolidated Condensed Combined Financial Statements are presented in U.S. Dollars. The historical balance sheet at June 30, 2007 has been translated, for the purpose of preparing the pro forma financial information, into U.S. dollars at the June 30, 2007 closing exchange rate of 1.3475 U.S. dollars to one euro. The historical Hantro statement of operations for the six months ended June 30, 2007 has been translated, for the purpose of preparing pro forma financial information, into U.S. dollars at the average 2007 exchange rate of 1.32948 U.S. dollars to one euro and the historical statement of operations for the year ended December 31, 2006 has been translated into U.S. dollars at the average 2006 exchange rate of 1.25622 U.S. dollars to one euro.

Note 2 Purchase Accounting

On November 1, 2007 On2 acquired all of the issued and outstanding shares of capital stock of Hantro and all outstanding stock options of Hantro in exchange for total consideration valued at approximately $33.8 million. Of this amount, $6.8 million was paid in cash and the remaining $27 million was paid in shares of On2’s common stock valued at the closing at $1.06 per share according to a formula set forth in the Share Exchange Agreement.

The purchase price of $36.8 million consists of (i) shares of On2’s common stock with a value of approximately $27 million; (ii) $6.8 million in cash; and (iii) estimated direct transaction costs of $3 million to be incurred by On2 related principally to investment banking fees, legal, consulting, accounting, regulatory fees and taxes and other miscellaneous direct costs associated with the acquisition.

In addition, the Share Exchange Agreement provides that Hantro’s security holders may become entitled to receive additional consideration of up to 12.5 million additional shares of the Company’s common stock (the “Contingent Consideration”) subject to the achievement of certain financial objectives during 2007. At this time it is not possible to predict if those objectives will be achieved; accordingly, the pro forma balance sheet and estimated purchase price do not reflect the distribution of the Contingent Consideration.

The purchase price, which is calculated on the basis that On2 has issued 25.4 million shares at $1.06 per share, is as follows:

Consideration and direct transaction costs (amounts in thousands)

Cash	$6,842
On2 common stock issued	26,965	(i	)
Estimated direct transaction costs	2,983

Total purchase price	$36,790

The share exchange will be accounted for under SFAS No. 141 using the purchase method of accounting. Under the purchase method of accounting, the estimated purchase price will be allocated to Hantro’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing date of the transaction, with any excess being ascribed to goodwill. Management is responsible for determining the fair values of these assets. Management has estimated the fair values of the acquired assets reflected in the Unaudited Pro Forma Consolidated Condensed Combined Financial Information based on a number of factors, including valuations and estimated transaction costs. An independent appraisal firm, Duff & Phelps, LLC, performed a valuation of identified intangible assets, which consist of customer relationships, trade name, order backlog, non-compete agreements and acquired technology. The purchase price is considered preliminary pending final valuation of the balance sheet including certain reserves including accounts receivable and litigation reserves, finalization of the third-party valuation, finalization of purchase price adjustments and final transaction costs. The final purchase price will be calculated in accordance with Emerging Issues Task Force 99-12 Determination of the Measurement Date for the Market Price of the Acquirer Securities Issued in a Purchase Business Combination (“EITF 99-12”).

The total estimated amount of identifiable intangible assets and goodwill is approximately $25.5 million and $26.2 million, respectively. The weighted average useful life of identifiable intangible assets is assumed to be 6.7 years. Because the valuation analysis has not been completed, the actual amount of goodwill and identifiable intangible assets and the related average useful life over which the intangible assets are amortized could vary from these assumptions.

The preliminary purchase price allocation to the assets acquired and liabilities assumed is as follows:

Preliminary purchase price allocation to assets acquired and liabilities assumed (amounts in thousands) (ii)

Working capital (excluding deferred revenue liabilities and current portion of long term debt)	$907
Property and equipment, net	244
Goodwill	25,872
Identified intangible assets subject to amortization	25,500
Deferred revenue liability	(523)
Current portion of long-term debt	(2,474)
Long-term debt	(3,128)
Deferred tax liability	(9,563)
Other long-term liabilities	(45)

Total	$36,790

Assumptions

i.
Estimated direct transaction costs of $3 million to be incurred by On2 relate principally to investment banking fees, legal, consulting, accounting, regulatory fees and taxes and other miscellaneous direct costs associated with the acquisition.

ii.
Assets acquired and liabilities assumed are based on estimated fair values and assumptions as of June 30, 2007. For purposes of this pro forma presentation, except with respect to Hantro’s intangible assets (see pro forma adjustment (d) below), recorded book values are assumed to approximate fair values. Actual fair values to be assigned to assets and liabilities will likely differ as of the date of closing of the transaction, and recorded assets and liabilities will likely differ from their recorded values.

Note 3 Pro forma adjustments

The pro forma components and allocation of the estimated purchase price, based on presumed fair values at June 30, 2007, are as follows:

a.
To record pro forma estimate of additional acquisition related expenses expected to be incurred of $1.9 million; the Company has incurred and recorded $1.1 million of acquisition related expenses included in deferred acquisition costs.

b.	To reflect the cash consideration to be paid at closing of $6.8 million.

c.	To record the net proceeds from the offering of approximately 13 million shares of On2’s common stock at a price per share of $1.00, to be used to fund the cash portion of the purchase price..

d.
To reflect the purchase price adjustments resulting from the cash consideration in “(a)” above, the par value and additional paid-in capital related to the issuance of common stock to Hantro’s shareholders, the goodwill origination, the allocation of intangibles and the estimated transactions costs related to the acquisition.

e.
To reclassify $1.1 million of costs incurred by On2 related to the Hantro acquisition to purchase price. These costs were deferred and presented on the balance sheet as “Deferred acquisition costs” as of June 30, 2007.

f.
To record the deferred tax liability related to the temporary book to tax basis difference from the intangible assets arising from the acquisition. This adjustment reflects a review of the combined On2 and Hantro deferred taxes. On a combined basis, this review indicates that the net deferred tax liability should be increased by approximately $9.6 million. The increase reflects an analysis of the various deferred tax assets and liabilities and any applicable valuation allowance thereon. The utilization of deferred tax assets and deferred tax liabilities is dependent on future operating results, final valuation of Hantro for purchase accounting purposes and other risk factors that can only be estimated at this time. In the event On2 is required to adjust any of the estimates based on future income, deductions or subsequent events, the estimated utilization of the deferred tax assets and liabilities may change.

g.	To eliminate Hantro’s stockholders’ equity.

h.	To reverse Hantro's accumulated deficit.

i.	To reflect amortization of intangible assets with a three, five, and ten year life with a weighted average life of 6.7 years.

j.	To record tax effect of the pro forma adjustments at an effective rate of 37.5%.

k.
Adjustment reflects the increase in weighted average basic shares and weighted average dilutive shares outstanding for the common stock issued in connection with the acquisition. Pro forma basic earnings per common share for the periods presented were calculated assuming that 38.4 million shares of On2 common stock issued in connection with the acquisition were issued at the beginning of the period presented, consisting of 25.4 million shares issued to Hantro’s former security holders upon closing of the share exchange and 13,000,000 shares issued in connection with the offering of equity securities to raise net proceeds of $12.2 million of equity.

Note 4 Unaudited Pro Forma Earnings Per Share Data

Basic and diluted pro forma earnings per share were calculated using the weighted average shares outstanding of On2 for the six months ended June 30, 2007 and the year ended December 31, 2006, assuming the 38.4 million shares issued in connection with the share exchange and the sale of On2’s common stock were issued at the beginning of each period. The pro-forma net loss per share for the six-month period ended June 30, 2007 and the year ended December 31, 2006 are $.05 and $.08, respectively. The pro-forma weighted average shares outstanding for the six-month period ended June 30, 2007 and December 31, 2006 would be 146.1 million shares and 135.1 million shares, respectively.

(d) Exhibits.
Exhibit No.	Description

2.1
Share Exchange Agreement dated as of May 21, 2007 by and among On2 Technologies, Inc. and Nexit Ventures Oy, as the Authorized Representative of the holders of all of the outstanding equity securities of Hantro Products Oy*

10.1	Form of Escrow Agreement, dated as of November 1, 2007, among On2 Technologies, Inc., Deutsche Bank and Nexit Ventures Oy, as authorized representative of the securityholders of Hantro Products Oy**

10.2	Form of Employment Agreement, dated as of November 1, 2007, among Hantro Products Oy, On2 Technologies, Inc. and Eero Kaikkonen***

99.1	Press release issued by On2 Technologies, Inc. on November 1, 2007 regarding completion of Acquisition of Hantro Products Oy

99.2	Audited Financial Statements of Hantro Products Oy****

*Previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2007.

** Previously filed as Exhibit I to the Revised Definitive Proxy Statement filed with the Securities and Exchange Commission on August 30, 2007.

***Previously filed as Exhibit H to the Revised Definitive Proxy Statement filed with the Securities and Exchange Commission on August 30, 2007.

****Previously filed beginning at page F-31 of Exhibit 99.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2007	On2 Technologies, Inc. By: /s/ Bill Joll
Name: Bill Joll
Title: President and CEO

Exhibit No.	Description

2.1
Share Exchange Agreement dated as of May 21, 2007 by and among On2 Technologies, Inc. and Nexit Ventures Oy, as the Authorized Representative of the holders of all of the outstanding equity securities of Hantro Products Oy*

10.1	Form of Escrow Agreement, dated as of November 1, 2007, among On2 Technologies, Inc., Deutsche Bank and Nexit Ventures Oy, as authorized representative of the securityholders of Hantro Products Oy**

10.2	Form of Employment Agreement, dated as of November 1, 2007, among Hantro Products Oy, On2 Technologies, Inc. and Eero Kaikkonen***

99.1	Press release issued by On2 Technologies, Inc. on November 1, 2007 regarding completion of Acquisition of Hantro Products Oy

99.2	Audited Financial Statements of Hantro Products Oy****

*Previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2007.

** Previously filed as Exhibit I to the Revised Definitive Proxy Statement filed with the Securities and Exchange Commission on August 30, 2007.

***Previously filed as Exhibit H to the Revised Definitive Proxy Statement filed with the Securities and Exchange Commission on August 30, 2007.

****Previously filed beginning at page F-31 of Exhibit 99.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 23, 2007.